UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 10, 2018 (August 6, 2018)

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

982 Keynote Circle

Brooklyn Heights, OH 44131

(Address of Principal Executive Offices)  (Zip Code)

(216) 676-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01  Entry into a Material Definitive Agreement.

Share Repurchase Agreement

On August 7, 2018, GrafTech International Ltd. (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with BCP IV GrafTech Holdings LP (the “Selling Stockholder”), the majority stockholder of the Company, pursuant to which the Company agreed to concurrently repurchase, directly from the Selling Stockholder, approximately $225 million of the Company’s common stock (the “Common Stock”). The price per share to be paid by the Company equals the price at which the underwriters are purchasing the shares from the Selling Stockholder, net of underwriting commissions and discounts, in an underwritten public secondary offering that priced on August 8, 2018, whereby the Selling Stockholder is selling certain other shares of Common Stock (the “Offering”). The Company expects to fund the share repurchase with cash on hand. The Company does not intend to incur indebtedness to fund the share repurchase. The closing of the share repurchase is conditioned on the closing of the Offering. The Offering is not conditioned upon the completion of the share repurchase.

The description of the Share Repurchase Agreement in this report is qualified in its entirety by reference to the full text of the Share Repurchase Agreement incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01  Other Events.

On August 6, 2018, the Company issued a press release announcing the launch of the Offering and the share repurchase. On August 8, 2018, the Company issued a press release announcing the pricing of the Offering at a price to the public of $20.00 per share of Common Stock. The Company’s press releases, dated August 6 and August 8, 2018, are filed herewith as Exhibits 99.1 and 99.2 and are incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

10.1

Share Repurchase Agreement, dated August 7, 2018, by and between GrafTech International Ltd. and BCP IV GrafTech Holdings LP (incorporated by reference to exhibit 10.31 to GrafTech International Ltd.’s Registration Statement on Form S-1/A (Registration No. 333-226609) filed August 8, 2018).

99.1	Press release of GrafTech International Ltd., dated August 6, 2018.
99.2	Press release of GrafTech International Ltd., dated August 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: August 10, 2018	By:	/s/ Quinn J. Coburn
Quinn J. Coburn
Chief Financial Officer, Vice President Finance and Treasurer